Exhibit 5.1

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

December 22, 2010

Targacept, Inc.

200 East First Street, Suite 300

Winston-Salem, NC 27101

Ladies and Gentlemen:

We have acted as counsel to Targacept, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), up to $150,000,000 aggregate principal amount of its common stock, $0.001 par value per share (the “Common Stock”), preferred stock, $0.001 par value per share (the “Preferred Stock”), debt securities (the “Debt Securities”), warrants (the “Warrants”), rights (the “Rights”), purchase contracts (the “Purchase Contracts”) and/or units (the “Units) (collectively, the “Securities”), which may be sold by the Company from time to time.

In connection with this opinion, we have examined the Company’s Fourth Amended and Restated Certificate of Incorporation, the Company’s Bylaws, such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant, and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that:

1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate Prospectus Supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Common Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, the Common Stock will be validly issued, fully paid and nonassessable.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

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2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate Prospectus Supplement with respect to the applicable shares of Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) a Certificate of Designation of Preferred Stock has been filed with the Secretary of State of the State of Delaware, (v) if the applicable shares of Preferred Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the Preferred Stock has been issued and sold as contemplated by the Registration Statement, and (vii) the Company has received the consideration provided for in the Authorizing Resolutions, the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate Prospectus Supplement with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable Debt Securities are to be sold pursuant to a purchase, underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement with respect to the Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate Prospectus Supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iv) if the applicable Warrants are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (vi) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and (vii) the Company has received the consideration provided for in the Authorizing Resolutions, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5. With respect to the Rights, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate Prospectus Supplement with respect to the applicable Rights has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iv) if the applicable Rights are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the Rights has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the Rights Agreement relating to the Rights has been duly authorized, executed, and delivered, (vi) the Rights have been duly executed and

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

countersigned in accordance with the Rights Agreement and issued and sold as contemplated by the Registration Statement, and (vii) the Company has received the consideration provided for in the Authorizing Resolutions, the Rights will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6. With respect to the Purchase Contracts, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Purchase Contracts have been duly authorized, executed, and delivered, (iv) an appropriate prospectus supplement with respect to the applicable Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (v) if the applicable Purchase Contracts are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Purchase Contracts in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contracts and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Purchase Contracts have been duly executed, countersigned, issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7. With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Unit Agreement relating to the Units has been duly authorized, executed, and delivered, (iv) an appropriate prospectus supplement with respect to the applicable Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (v) if the applicable Units are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Units in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Units have been duly executed and countersigned in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Delaware.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.